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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  1.
  Registration Statements (Form S-3 No. 333-125738, Form S-3 No. 333-68528, Form S-3 No. 333-75939, Form S-3 No. 333-51991, Form S-3 No. 333-106761, Form No. 333-131982 and Form No. 333-134721) of Hovnanian Enterprises, Inc. and in the related Prospectuses,

  2.
  Registration Statements (Form S-8 No. 333-113758, No. 333-106756 and No. 333-92977) pertaining to the Stock Incentive Plan (1999) and Senior Executive Short-Term Incentive Plan, as amended and restated, of Hovnanian Enterprises, Inc.,

  3.
  Registration Statement (Form S-8 No. 333-56972, Form S-8 No. 033-36098 and Form S-8 No. 002-92773) pertaining to the Stock Option Plan (1983) as amended and restated of Hovnanian Enterprises Inc.,

  4.
  Registration Statement (Form S-8 No. 333-56640) pertaining to the Employee Stock Option Plan of Washington Homes;

of our reports dated January 15, 2007, with respect to the consolidated financial statements of Hovnanian Enterprises, Inc., Hovnanian Enterprises Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hovnanian Enterprises Inc., included in this Annual Report (Form 10-K) for the year ended October 31, 2006.

/s/ Ernst & Young LLP
New York, New York January 15, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM